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                          EXHIBIT 1.1

                    REALTY INCOME CORPORATION

                    (a Maryland corporation)

                 751,174 Shares of Common Stock

                   (Par Value $1.00 Per Share)

                      UNDERWRITING AGREEMENT

                                        Dated:  February 18, 1998

A.G. EDWARDS & SONS, INC.
One North Jefferson Avenue
St. Louis, Missouri  63103

Ladies and Gentlemen:

     Realty Income Corporation, a Maryland corporation (the "Company"), confirms its agreement with A.G. Edwards & Sons, Inc. ("you" or the "Underwriter") with respect to the sale by the Company and the purchase by you of 751,174 shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") The aforesaid 751,174 shares of Common Stock purchased by you are hereinafter called, the "Securities."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-34311) (the "Registration Statement") covering the registration of, among other things, the Securities under the Securities Act of 1933, as amended (the "1933 Act"), in each case including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus supplement, and a prospectus in accordance with the provisions of Rule 415 ("Rule 415") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such Term Sheet that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such registration statement at the time the Term Sheet is filed with the Commission pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." The prospectus, together with the related prospectus supplement, relating to the Securities used before the Registration Statement became effective, and the prospectus, together with any related prospectus supplement, relating to the Securities that omitted the Rule 434 Information or that was captioned "Subject to Completion" that was used after such
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effectiveness and prior to the execution and delivery of this
Agreement, is herein called, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a "preliminary prospectus." The Registration Statement as amended and including the exhibits thereto, schedules, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and the Registration Statement and any Rule 462(b) Registration Statement are herein referred to collectively as the "Registration Statement." The final Form of Prospectus Supplement, including the prospectus dated October 1, 1997 and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to you for use in connection with the offering of the Securities is herein called the "Prospectus".
For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "described," "disclosed," "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or any Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or any Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or any Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or such Prospectus, as the case may be. All references in this Agreement to properties or improvements "owned by" or "of" the Company or any of its subsidiaries shall be deemed to mean and include all properties and improvements which are leased by the Company or any of its subsidiaries, as lessee.

     As used in this Agreement, the term "Consolidation" means the merger of 25 limited partnerships (the "Partnerships") and RIC Properties Ltd., a California limited partnership ("RIC Properties"), into the Company on August 15, 1994; "Merger" means the merger of R.I.C. Advisor, Inc., a California corporation (the

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"Advisor"), into the Company on August 17, 1995; and
"Reincorporation" means the reincorporation of the Company in the State of Maryland, which was effectuated by merging Realty Income Corporation, a Delaware corporation, into the Company (formally known as Realty Income of Maryland, Inc., which changed its name to Realty Income Corporation), with the Company as the surviving corporation of such merger.

SECTION 1.     REPRESENTATIONS AND WARRANTIES.

     (a)  Representations and Warranties by the Company.  The
Company represents and warrants to you as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with you, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at the Closing Time, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the date hereof and at the Closing Time, neither the Prospectus nor any amendments or supplements thereto contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or Prospectus.

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         Each preliminary prospectus and the Prospectus filed as
     part of the Registration Statement or any Rule 462(b) Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to you for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR except to the extent permitted by Regulation S-T.

         (ii)  Incorporated Documents.  The documents
     incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the date hereof and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statements are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (iv)  Financial Statements.  The consolidated
     financial statements of the Company included in the Registration Statement and the Prospectuses, together with the related schedule and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data, if any, and summary financial information, if any, included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The Company's ratios of earnings to

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    fixed charges (actual and, if any, pro forma) included in
     the Prospectus have been calculated in compliance with
     Item 503(d) of Regulation S-K of the Commission.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and
     (C) except for regular monthly distributions on the Common Stock in amounts per share that are consistent with past practice, there have been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

         (vi) Good Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (vii) Good Standing of Subsidiaries. The only subsidiaries of the Company are Realty Income Texas Properties, L.P., a Delaware limited partnership, and Realty Income Texas Properties, Inc., a Delaware corporation, and the Company does not hold any equity interest in any corporation, limited liability company, partnership, joint venture or equity other than such subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a partnership or corporation, as the case may be, in good standing under the laws of the state of its organization and has power and authority as a partnership or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus; each such subsidiary is duly

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    qualified as a foreign partnership or corporation, as the
     case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property of the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding partnership interests and shares of capital stock, as the case may be, of each such subsidiary have been duly authorized (if applicable) and validly issued and are fully paid and are non-assessable (except to the extent that the general partners of subsidiaries which are partnerships may be liable for the obligations of such partnerships) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding partnership interests or shares of capital stock, as the case may be, of such subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the partnership agreement or charter or bylaws, as the case may be, of any such subsidiary or under any agreement or instrument to which the Company or any such subsidiary is a party.

       (viii) Capitalization. The authorized stock of the Company is as set forth in "Description of Common Stock" and "Description of Preferred Stock" in the Prospectus and the issued and outstanding stock of the Company is as set forth in the Company's Form 10-Q for the quarter ended
     September 30, 1997 (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus).

         (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) Authorization of and Description of Securities. The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise. The Securities to be purchased from the Company by you have been duly authorized for issuance and sale to the you pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued, fully paid and non-

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    assessable; the Common Stock conforms to all statements
     relating thereto contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter and bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.

         (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or its partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the respective properties or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the use of the proceeds from the sale of the Securities to repay borrowings under the Amended and Restated Revolving Credit Agreement dated as of November 29, 1994 and amended and restated as of December 30, 1997, among the Company, the banks named therein and The Bank of New York, as Agent and Swing Line Bank and BNY Capital Markets Inc., as Arranger (the "Acquisition Credit Agreement"), as described in the Prospectus under the caption "Use of Proceeds" but excluding any use of proceeds to fund any property acquisitions or for other general corporate purposes for which specific corporate authorization may be required) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Agreement or Instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree. As used herein, a "Repayment Event" means any event or condition which gives

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    the holder of any note, debenture or other evidence of
     indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or any of its subsidiaries.

        (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's tenants, which, in either case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

       (xiii) Absence of Proceedings. The Company has not received any notice of any action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, and, to the best knowledge of the Company, there is no such proceeding now pending or threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

        (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

         (xv)  Possession of Intellectual Property.  The
     Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any

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    notice or is otherwise aware of any infringement of or
     conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the other transactions contemplated by this Agreement, except such as have been already made or obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws.

       (xvii)  Possession of Licenses and Permits.  The
     Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

      (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as contemplated in this Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").



                                                         Page 9
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       (xix)  Partnership Agreements.  Each of the partnership
     and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws or partnership agreement, as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

         (xx) Properties. Except as otherwise disclosed in the Prospectus: (i) the Company and its subsidiaries have good and marketable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company's most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein, and all such liens, charges, encumbrances, claims or restrictions which are not disclosed in the Prospectus could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to

                                                         Page 10
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    purchase which, individually or in the aggregate, are not
     material with respect to the Company and its subsidiaries considered as one enterprise; (iv) to the Company's best knowledge, each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, singly or in the aggregate, have a Material Adverse Effect; (v) to the Company's best knowledge, each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, singly or in the aggregate, have a Material Adverse Effect; (vi) to the best knowledge of the Company, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such lease or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (viii) to the best knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, either singly or in the aggregate, would not have a Material Adverse Effect; and
     (ix) neither the Company nor any of its subsidiaries nor any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
                                                         Page 11
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       (xxi)  Insurance.  With such exceptions as would not,
     individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have title insurance on all real property and improvements described in the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all real property and improvements reflected in the Company's most recent consolidated financial statements included in the Prospectus in an amount at least equal to the original cost of acquisition and the Company and its subsidiaries are entitled to all benefits of the insured thereunder, and each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company's and its subsidiaries' respective properties are located), and the Company and its subsidiaries carry comprehensive general liability insurance and other insurance as is customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company's and its subsidiaries' respective properties are located) and the Company or one of its subsidiaries is named as an additional insured on all policies required under the leases for such properties.

       (xxii) Environmental Matters. Except as otherwise disclosed in the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect;
     (ii) neither the Company, nor any of its subsidiaries nor any Partnership has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect;
     (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition in any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (iv) to the Company's best knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901. et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment. "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset. "Environment" means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environment Law.

      (xxiii)  Qualification as a Real Estate Investment
     Trust. The Company was and is organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times has met and continues to meet all the requirements of the Code for qualification and taxation as a "real estate investment trust"; the Company's method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code; and the Company is qualified as a "real estate investment trust" under the Code and will be so qualified for the taxable year in which sales of the Securities occur.

       (xxiv) Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act or included in the offering contemplated hereby, except for rights arising under the Registration Rights Agreement dated as of April 28, 1995 (the "RRA") among the Company and certain former shareholders of the Advisory party thereto (the "Shareholders"). The names of the Shareholders and each other person, if any, who holds any Registrable Securities (as defined in the RRA) are set forth in Schedule B hereto. Each of the Shareholders has received a letter from you regarding your belief that inclusion of the Shareholders' Registrable Securities would interfere with the successful completion of the Shares to be distributed hereby.

        (xxv)  Tax Treatment of Certain Entities.  Each of
     R.I.C. Trade Center, Ltd., Empire Business Center, Ltd., and Silverton Business Center, Ltd., each a California limited partnership (the "Sub-Limited Partnerships"), was, from the time of the Consolidation through and including the time of its merger into the Company, treated as a partnership (rather than as an association taxable as a corporation) for federal income tax purposes. The Company's ownership interests in three properties held through tenancies in common with unrelated third parties (which are the only properties which, since the Consolidation, have been held in tenancies in common with unrelated third parties) have not been, since the Consolidation, and will not be treated as ownership interests in associations taxable as corporations for federal income tax purposes. Realty Income Texas Properties, L.P., a Delaware limited partnership, is not and has never been treated as an association taxable as a corporation for federal income tax purposes. Realty Income Texas Properties, Inc., a Delaware corporation, is and has been at all times treated as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

       (xxvi)  Reincorporation.  The Reincorporation
     (a) qualified as a reorganization under Section 368(a)(1)(F) of the Code or (b) was a non-event for federal income tax purposes, and no gain or loss was or will be recognized by the Company for federal income tax purposes as a result of the Reincorporation.

SECTION 2.     SALE AND DELIVERY TO THE UNDERWRITER; CLOSING.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to you and you, agree to purchase from the Company, at the price set forth in Schedule A, ___________ Securities.
     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. (St. Louis time) on the third (fourth, if the pricing occurs after 4:30 P.M. New York City time, on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to an account at a bank designated by the Company, against delivery to you for your account of certificates for the Securities to be purchased by you.

     (c) Denominations; Registration. Certificates for the Securities, shall be in such denominations and registered in such names as you may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by you in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3.     COVENANTS OF THE COMPANY.

     The Company covenants with each U.S. Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify you immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement shall become effective or any supplement to the Prospectus, any Term Sheet or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and, if applicable, will take such steps as it deems necessary to ascertain promptly whether each form of prospectus supplement, prospectus or term sheet transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement, prospectus or term sheet, as the case may be. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you or your counsel shall object.

          (c) Rule 434. If the Company uses Rule 434, it will comply with the requirements of such Rule.

          (d)  Delivery of Registration Statements.  The
     Company has furnished or will deliver to you and your counsel, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as you and your counsel may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to you will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

          (e) Delivery of Prospectuses. The Company has delivered to you, without charge, as many copies of each preliminary prospectus as you reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to you, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to you will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

          (f) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the

    Prospectus comply with such requirements, and the Company will furnish to you such number of copies of such amendment or supplement as you may reasonably request.

          (g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with you to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

          (h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (j) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York
     Stock Exchange.

          (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.     PAYMENT OF EXPENSES.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the word processing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto,
(ii) the preparation, issuance and delivery of the certificates for the Securities to you, including any transfer taxes or other duties payable upon the sale of the Securities to you (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of your counsel in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to you of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to you of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities,
(viii) if required, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (such fees and disbursements not to exceed $10,000) in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(v) hereof, the Company shall reimburse you for all of their out-of-pocket expenses, including the reasonable fees and disbursements of your counsel for.

SECTION 5.     CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS.

     Your obligations hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement The Registration Statement, including any Rule 462(b) Registration Statement, has become effective not later than 5:30 P.M. on the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. If required by the

    1933 Act or the 1933 Act Regulations, the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) and, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 434 and Rule 424(b).

          (b)  Opinions of Counsel for Company.  At Closing
     Time, you shall have received the favorable opinions, dated as of Closing Time, of Latham & Watkins, counsel for the Company, Michael R. Pfeiffer, Senior Vice President, General Counsel and Secretary of the Company, and Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect set forth in Exhibit A, B and C hereto, respectively, and to such further effect as your counsel may reasonably request pursuant to
     Section 5(j).

          (c) Opinion of Your Counsel. At Closing Time, you shall have received the favorable opinion, dated as of Closing Time, of Chapman and Cutler, your counsel, with respect to the matters as you may reasonably require. In giving such opinion such counsel may rely, as to all matters arising under or governed by the laws of the State of Maryland, upon the opinion of Ballard Spahr Andrews & Ingersoll delivered pursuant to Section 5(b) and, as to all matters governed by the laws of other jurisdictions (other than the law of the State of New York and the federal law of the United States), upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman or the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
     (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 of the Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
     (iv) no stop order suspending the effectiveness of either of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of our knowledge, threatened by the Commission.

          (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, you shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f) Bring-down Comfort Letter. At Closing Time, you shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (g)  Approval of Listing.  At the Closing Time, the
     Securities shall have been approved for listing on the New
     York Stock Exchange, subject only to official notice of issuance.

          (h) Additional Documents. At Closing Time, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and your counsel.

          (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 6.     INDEMNIFICATION.

     (a) Indemnification of The Underwriters. The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that this indemnity agreement with respect to any preliminary prospectus shall not inure to your benefit from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling you, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by you or on your behalf to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

     (b)  Indemnification of Company, Directors and Officers.
You agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or any preliminary prospectus or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.     CONTRIBUTION.

     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus (or, if Rule 434 is used, the corresponding location on the Term Sheet), bear to the aggregate initial public offering price of the Securities as set forth on such cover (or corresponding location on the Term Sheet, as the case may be).

     The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as you, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
               SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by you or on your behalf or by or on behalf of a controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to you.

SECTION 9.     TERMINATION OF AGREEMENT.

     (a) Termination; General. You may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, the New York Stock Exchange or the NASDAQ National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, California or New York authorities, or (v) if since the date of this Agreement, there has occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, or such securities rating agency has publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect,

SECTION 10.     NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri, 63103,
Attention: Syndicate, facsimile number (314) 289-7387; and notices to the Company shall be directed to it at Realty Income Corporation, 220 West Crest Street, Escondido, California 92025-1707, Attention: Legal Department.

SECTION 11.     PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.     GOVERNING LAW AND TIME.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri applicable to Agreements made and to be performed in said State.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                    Very truly yours,

                                    REALTY INCOME CORPORATION



                        By: /s/ RICHARD J. VANDERHOFF
                            -------------------------------------
                            Richard J. VanDerhoff
                            President and Chief Operating Officer



CONFIRMED AND ACCEPTED,
  as of the date first above written:


A.G. Edwards & Sons, Inc.



By: /s/ Douglas D. Rubenstein
    -------------------------------------
     Authorized Signatory

                           SCHEDULE A


                         Price Schedule

     1. The initial public offering price per share for the Securities shall be $25.2950.











































                          SCHEDULE A-1

                          SCHEDULE B


Persons and Entities who hold Registrable Securities:

William E. Clark
William E. Clark and Evelyn J. Clark
  Family Trust dated June 19, 1981
Thomas A. Lewis
Richard J. VanDerhoff
Gary M. Malino
Donald K. Cooke
Robert Caffey
Lawrence Stephenson
John H. Wolfe




































                          SCHEDULE B-1

                                                       EXHIBIT A

               Form of Opinion of Latham & Watkins
             to Be Delivered Pursuant to Section 5(b)

     (i) Based solely on certificates from public officials, the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California.

    (ii) None of the outstanding shares of stock of the Company was issued in violation of preemptive rights or other similar rights arising under any agreement or instrument to which the Company or any of its subsidiaries is a party known to such counsel.

   (iii) The issuance of the Securities is not subject to preemptive or other similar rights arising under any agreement or instrument to which the Company or any of its subsidiaries is a party known to such counsel.

    (iv) Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective under the 1933 Act; to the best of our knowledge and information, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

     (v) Each of the Registration Statement and any Rule 462(b) Registration Statement (in each case including the Rule 434 Information, as applicable), the Prospectus, and each amendment or supplement to any of the foregoing (in each case excluding the documents incorporated or deemed to be incorporated by reference therein and the financial statements, supporting schedules and other financial data included or incorporated by reference therein and excluding any Statement of Eligibility on Form T-1 (a "Form T-1"), as to which no opinion need be rendered), as of their respective effective or issue dates (and, if the Company has relied upon Rule 434, each of the Registration Statement and any Rule 462(b) Registration Statement at the time the Term Sheet was filed with the Commission), complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

    (vi) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other then the financial statements, supporting schedules and other financial data therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material

                                                        Page A-31
respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations.

   (vii) To the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, (i) the information in the Base Prospectus under "Certain Federal Income Tax Considerations" has been reviewed by you and was, as of October 1, 1997, correct in all material respects, (ii) the information in the Prospectus Supplement under "Certain U.S. Federal Income Tax Considerations to Holders of Common Stock" has been reviewed by you and is, as of the date hereof, correct in all material respects, and (iii) the information in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K") under "Business Other Items Taxation of the Company" and "Business Other Items Effect of Distribution Requirements" has been reviewed by you and was, as of the filing date of the 1996 10-K, correct in all material respects.

  (viii) No authorization, approval, consent or order of any federal or California state governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which no opinion need be rendered) is required in connection with the due authorization, execution or delivery of the Underwriting Agreement or for the offering, issuance or sale of the Securities.

    (ix) The execution, delivery and performance of the Underwriting Agreement by the Company (including the issuance and sale of the Securities to the Underwriter and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") will not, whether with or without the giving of notice or lapse of time or both, constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Acquisition Credit Agreement or the Indenture dated as of May 6, 1997, as amended, between the Company and The Bank of New York, as trustee, nor will such action result in any violation of any applicable provision of any federal or State of California law, statute, administrative regulation or administrative or court decree applicable to the Company.

     (x) The Company is not an "investment company" or, to the best of our knowledge and information, an entity "controlled" by an "investment company," as any such terms are defined in the 1940 Act.

    (xi)  Commencing with the Company's taxable year ended
December 31, 1994, the Company has been organized in conformity

                                                        Page A-32
with the requirements for qualification and taxation as a real estate investment trust under the Code and its proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

   (xii) Realty Income Texas Properties, L.P., a Delaware limited partnership, is not and has never been treated as an association taxable as a corporation for federal income tax purposes. Realty Income Texas Properties, Inc., a Delaware corporation, is and has, at all times during its existence, been treated as a "qualified REIT subsidiary" within the meaning of
Section 856(i) of the Code.

     Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent judgment, check or verification thereof (except with respect to the opinion set forth in paragraphs (vii), (xi) and (xii) hereof), we have, however, participated in conferences with certain officers and other representatives of the Company, representatives of KPMG Peat Marwick LLP and your representatives at which the Registration Statement, any Rule 462(b) Registration Statement and the Prospectus (including, in each case, the documents incorporated or deemed to be incorporated by reference therein) and related matters were discussed, and in the course of such conferences (relying in connection with questions of materiality on representations of factual matters of officers and other representatives of the Company), nothing has come to our attention which has led us to believe that the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto (except for the financial statements, supporting schedules and other financial data included therein and any Form T-1, as to which we express no belief), as of the time such registration statement or any post-effective or other amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except for the financial statements, supporting schedules and other financial data included therein, as to which such counsel express no belief), as of February [18], 1998 or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely insofar as such opinion involves factual matters, to the extent they deem proper, on certificates of responsible officers of the Company

                                                        Page A-33
and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

     The matters set forth in (vii), (xi) and (xii) above may be covered in one or more separate legal opinions, which may be subject to such assumptions, limitations and qualifications as shall be satisfactory to counsel for the Underwriter. In particular, the opinions set forth in paragraphs (vii), (xi) and
(xii) above (the "Tax Opinions") may be conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, the Tax Opinions may be based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement and Prospectus. The Tax Opinions may state that they relate only to the federal income tax laws of the United States and such counsel need not express any opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. The Tax Opinions may state that they are based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, and that any variation or difference in the facts from those set forth in the Registration Statement, the Prospectus or the Officer's Certificate may affect the conclusions stated therein. Moreover, the Tax Opinions may state that the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by such counsel, and, accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.













                                                        Page A-34

                                                       EXHIBIT B

               Form of Opinion of Michael R. Pfeiffer
             to Be delivered Pursuant to Section 5(b)

     (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

    (ii) The only subsidiaries of the Company are Realty Income Texas Properties, L.P., a Delaware limited partnership and Realty Income Texas Properties, Inc., a Delaware corporation. Each of Realty Income Texas Properties, L.P. and Realty Income Texas Properties, Inc. has been duly organized and is validly existing as a partnership or corporation, as the case may be, in good standing under the laws of the State of Delaware, has power and authority as a partnership or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and each such subsidiary is duly qualified as a foreign partnership or corporation, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and all of the issued and outstanding partnership interests and shares of capital stock, as the case may be, of each of Realty Income Texas Properties, L.P. and Realty Income Texas Properties, Inc. have been duly authorized (if applicable) and validly issued, are fully paid and non-assessable (except to the extent that the general partners of Realty Income Texas Properties, L.P. may be liable for the obligations of such partnership) and, to the best of my knowledge and information, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

   (iii) The information in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 under "Business Other Items Environmental Matters," to the extent that it constitutes matters of law, summaries of legal mattes, instruments or agreements or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

    (iv) To the best of my knowledge and information, there is not pending or threatened any action, suite, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary

                                                        Page B-35
is subject before or brought by any court or governmental agency or authority, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement.

     (v) All descriptions in the Prospectus of leases, contracts and other documents to which the Company or any subsidiary is a party are accurate in all material respects.

    (vi) To the best of my knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

   (vii) To the best of my knowledge and information, neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or its partnership agreement, as applicable, and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

  (viii) The execution, delivery and performance of the Underwriting Agreement (including the issuance and sale of the Securities to the Underwriter and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement will not, whether with or without the giving of notice of lapse of time or both, constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches, violations or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the partnership agreement or charter

                                                        Page B-36
or bylaws, as the case may be, of any of its subsidiaries, or, to the best of my knowledge and information, any applicable provision of any law, statute or administrative regulation of the State of California, or, to the best of my knowledge and information, any judgment, order, writ or decree of any government instrumentality or court, domestic or foreign, applicable to the Company or any of its subsidiaries or any of their respective properties, assets or operations.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).




































                                                        Page B-37

                                                       EXHIBIT C

      Form of Opinion of Ballard Spahr Ingersoll & Andrews to Be delivered pursuant to Section 5(b)

     (i) The Company has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

    (ii) The Company has corporate power to own, lease and operate its properties and to conduct its business substantially as described under the heading "The Company" in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

   (iii) The numbers of authorized, issued and outstanding shares of stock of the Company are as set forth in the line items "Preferred Stock" and "Common Stock" under the caption "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to employee benefit plans or the exercise of options referred to in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of stock of the Company was issued in violation of preemptive rights arising under the Maryland General Corporation laws or under the charter or bylaws of the Company.

    (iv) The Securities have been duly authorized by all necessary corporate action on the part of the Company for issuance and sale to the Underwriter pursuant to the Underwriting
Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

     (v) The issuance of the Securities is not subject to preemptive or other similar rights arising under the Maryland
General Corporation laws or under the charter or bylaws of the Company.

    (vi) The Underwriting Agreement has been duly authorized by the Company and has been duly executed and delivered by the Company.

   (vii)  The form of certificate used to represent the Common
Stock complies in all material respects with the applicable requirements of the Maryland General Corporation law and the charter and bylaws of the Company.



                                                        Page C-38

 (viii) The information in the Prospectus under "Description of Common Stock," "Description of Preferred Stock" and "Restrictions on Ownership and Transfers of Capital Stock" and in the Company's proxy statement dated March 28, 1997 under "Proposal 1 Reincorporation of the Company in Maryland and Related Changes to Rights of Stockholders Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company," in each case to the extent that it constitutes matters of Maryland law, summaries of Maryland legal matters, summaries of certain provisions of the Company's charter or bylaws or other instruments or agreements governed by Maryland law, or legal conclusions with respect to matters of Maryland law, has been reviewed by them and is correct in all material respects.

    (ix) No authorization, approval, consent or order of any Maryland state government authority or agency (other than as may be required under Maryland securities or blue sky laws, as to which no opinion need be rendered) is required in connection with the due authorization, execution or delivery of the Underwriting Agreement or for the offering, issuance or sale of the Securities.

     (x) The execution, delivery and performance of the Underwriting Agreement by the Company (including the issuance and sale of the Securities to the Underwriter and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") will not result in any violation of the provisions of the charter or bylaws of the Company or, so far as is known to such counsel, any applicable provision of any Maryland law, statute, administrative regulation or administrative or court decree applicable to the Company.

     In rendering such opinion, such counsel shall state that Chapman and Cutler, in rendering their opinion pursuant to the Underwriting Agreement, may rely upon such opinion of special Maryland counsel as to all matters arising under or governed by the laws of the State of Maryland. In addition, in rendering such opinion, such counsel may rely insofar as such opinion involves factual matters, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).







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